UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                           reported): January 20, 2004


                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-14164                 95-3518892
         --------                       -------                 ----------
(State or other jurisdiction of    (Commission File          (I.R.S. Employer
      incorporation)                    Number)              Identification No.)


                       401 North Wabash Avenue, Suite 740
                                Chicago, IL 60611
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (312) 321-2299
              (Registrant's telephone number, including area code)



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               ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

The following information is being filed under "Item 5 - Other Events and Regulation FD Disclosure"

On January 23, 2004, the Company announced that the Corporate Review Committee of the Board of Directors met with outside financial and legal advisors to consider the implications of the pending tender offer for Hollinger Inc. by Press Holdings International Limited (the "PHIL Transaction") and the adoption by the Company of a shareholder rights plan (a so-called "poison pill"). The Corporate Review Committee is comprised of all directors on the Board of Directors, other than Lord Black of Crossharbour ("Lord Black"), Barbara Amiel Black and Dan Colson, all of whom have direct or indirect interest in Hollinger Inc. and therefore in the PHIL Transaction. A copy of the Press Release dated January 23, 2004 is filed as Exhibit 99.1 to this filing.

In addition, the Company announced that shortly after the Corporate Review Committee adjourned its meeting, members of the Board of Directors were notified that Hollinger Inc. and 504468 N.B. Inc, who together own a majority of the voting power of the Company's outstanding capital stock, executed a written consent purporting to amend certain provisions of the Company's by-laws, including amendments purporting to disband the Corporate Review Committee and materially alter the functioning of the Board of Directors (the "Purported Amendment"). A copy of the Purported Amendment as executed by Hollinger Inc. and 504468 N.B. Inc. is filed as Exhibit 99.2 to this filing.

On January 26, 2004, the Company announced that on January 25, 2004, the Corporate Review Committee continued its meeting of January 23, 2004 with outside financial and legal advisors to consider possible actions that the Company may take in response to the Purported Amendment, as well as the implications of the PHIL Transaction and the adoption of a shareholder rights plan. A copy of the Press Release dated January 26, 2004 is filed as Exhibit
99.3 to this filing.

As part of its meeting on January 25, 2004, the Corporate Review Committee unanimously approved a shareholder rights plan (the "Rights Agreement") for the benefit of shareholders of the Company, along with the declaration of a dividend of rights to acquire preferred stock. The Rights Agreement is attached as
Exhibit 4.1 to this report, and contains a Summary of Rights to Purchase Preferred Shares annexed as Exhibit C to the Rights Agreement. For a description of the Rights Agreement and the Rights, please see the attached Summary of Rights to Purchase Preferred Shares and the attached Press Release filed as
Exhibit 99.3.

Under the Rights Agreement, the dividend will be paid and the Rights issued to holders of record of the Company's Class A Common Stock and Class B Common Stock as of February 5, 2004, subject to a preliminary or final determination by a court of competent jurisdiction that the Corporate Review Committee remains, among other things, a duly authorized committee with the power to declare the dividend. Upon such ruling, the rights will automatically be issued to stockholder of record on the record date.

In addition to the unanimous approval of the Rights Agreement, the Company announced that the Corporate Review Committee unanimously approved the commencement of a lawsuit in Delaware Chancery Court, which was filed today, seeking the following relief, among other things: (1) declaratory relief regarding the invalidity of Lord Black's action taken through Hollinger Inc. to disband the Corporate Review Committee; (2) a preliminary injunction preventing Lord Black from continuing his breaches of fiduciary duties as director of the Company, and restraining him and companies controlled by him from taking any further action to consummate the PHIL Transaction; (3) a preliminary injunction against Lord Black's continued breach of the Restructuring Agreement, dated November 15, 2004; and (4) declaratory relief that if the PHIL Transaction is completed, the Class B Common Stock of the Company held by Hollinger Inc. will automatically be converted to shares of Class A Common Stock. For a description of the lawsuit and the reliefs sought, please see the attached Press Release filed as Exhibit 99.3.

Effective January 20, 2004, the Board of Direcvtors of the Company set the number of members of the Board of Directors at eleven (11).


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                                ITEM 7. EXHIBITS.

(c)      The exhibits below are filed together with this filing on Form 8-K:

Exhibit 4.1 Rights Agreement between the Company and Mellon Investor Services LLC as Rights Agent, dated as of January 25, 2004, which includes a form Certificate of Designation for the Series Z Preferred Stock as Exhibit A, a form of Rights Certificate as Exhibit B and a Summary of Rights to Purchase Preferred Shares as Exhibit C.

Exhibit 99.1      Press Release dated January 23, 2004.

Exhibit 99.2      Written Consent of Stockholders dated January 23, 2004.

Exhibit 99.3      Press release dated January 26, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HOLLINGER INTERNATIONAL INC.
                                            (Registrant)

Date: January 26, 2004        BY:  /s/ Gordon A. Paris
                              --- ---------------------------------
                              Gordon A. Paris
                              President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                    DESCRIPTION
                                  -----------

Exhibit 4.1 Rights Agreement between the Company and Mellon Investor Services LLC as Rights Agent, dated as of January 25, 2004, which includes a form Certificate of Designation for the Series Z Preferred Stock as Exhibit A, a form of Rights Certificate as Exhibit B and a Summary of Rights to Purchase Preferred Shares as Exhibit C.

Exhibit 99.1      Press Release dated January 23, 2004.

Exhibit 99.2      Written Consent of Stockholders dated January 23, 2004.

Exhibit 99.3      Press release dated January 26, 2004.